EXHIBIT 4.3


                              CERTIFICATE OF TRUST

                                       OF

                        PEOPLE'S BANCSHARES CAPITAL TRUST

         THIS CERTIFICATE OF TRUST OF PEOPLE'S BANCSHARES CAPITAL TRUST (the "Trust"), dated as of June 6, 1997, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, Richard S.
Straczynski, Colin C. Blair and Donna L. Boulanger, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

         1. NAME. The name of the business trust formed hereby is People's Bancshares Capital Trust.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective on June 6, 1997.

         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, has executed this Certificate of Trust as of the date first above written.

                                WILMINGTON TRUST COMPANY, as trustee

                                By: /s/ Donald G. MacKelcan
                                ------------------------------------
                                     Name:  Donald G. MacKelcan

                                     Title: Assistant Vice President

                                /s/ Richard S. Straczynski          , as Trustee
                                ------------------------------------

                                /s/ Colin C. Blair                  , as Trustee
                                ------------------------------------

                                /s/ Donna L. Boulanger              , as Trustee
                                ------------------------------------